UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, the Compensation Committee of the Board of Directors of Harvard Bioscience, Inc. (the “Company”) adopted the Harvard Bioscience, Inc. 2008 Corporate Bonus Plan.

Harvard Bioscience, Inc. 2008 Corporate Bonus Plan

Subject to the sole-discretion of the Compensation Committee, the Harvard Bioscience, Inc. 2008 Corporate Bonus Plan provides for cash bonuses to be paid to certain employees of the Company, including Chane Graziano, David Green, Bryce A. Chicoyne and Susan M. Luscinski, if the Company achieves non-GAAP adjusted earnings per diluted share from continuing operations for the year ended December 31, 2008 in excess of $0.36 per share. If the target is surpassed, then the Company will create an aggregate bonus pool equal to one-third of its non-GAAP adjusted operating income in excess of the minimum non-GAAP operating income that the Company would have needed in order to achieve the target non-GAAP adjusted earnings per diluted share from continuing operations. Subject to the sole discretion of the Compensation Committee, the participants in the plan will then be entitled to participate in the bonus pool based on the participation percentages established in the plan. As detailed in the plan, the current participation percentages of the executive officers entitled to participate in the plan are approximately as follows:

Name	Title	2008 Corporate Bonus Plan Participation Percentage
Chane Graziano	Chief Executive Officer	40.75%
David Green	President	33.55%
Bryce A. Chicoyne	Chief Financial Officer	11.72%
Susan M. Luscinski	Chief Operating Officer	13.98%

As the bonus plan is funded with an aggregate bonus pool, the ultimate participation percentages of these executive officers may be greater or less than the percentages set forth above depending on whether any new participants are added to the plan or any existing participants cease to be eligible under the plan. If the target non-GAAP adjusted earnings per diluted share from continuing operations is not achieved, then no bonuses will be paid under the plan unless the Compensation Committee determines otherwise. Notwithstanding the foregoing, under this bonus plan the Compensation Committee reserved the right, in its sole discretion, to reduce or increase the size of any or all bonuses otherwise payable under the plan for any reason. The foregoing summary is qualified in its entirety by reference to the copy of the Harvard Bioscience, Inc. 2008 Corporate Bonus Plan, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Harvard Bioscience, Inc. 2008 Corporate Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: April 14, 2008	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer